UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: July 28, 2005
(Date of earliest event reported)
AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6065 Parkland Boulevard, Mayfield Heights, Ohio	44124

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (440) 720-8500
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     The 2005 Annual Meeting of Shareholders of Agilysys, Inc. (the “Company”) was held on July 28, 2005. At the meeting shareholders approved the Company’s Executive Officer Annual Incentive Plan (the “Plan”). A summary of the Plan appears below. A more detailed description, as well as a copy of the Plan, can be found in the Company’s definitive Schedule 14A filed with the Securities Exchange Commission on July 8, 2005.
Executive Officer Annual Incentive Plan
     The purpose of the Plan is to promote the Company’s compensation objectives by (i) providing short-term financial awards to executive officers of the Company in order to encourage them to improve the Company’s operating results; and (ii) enabling the Company to recruit and retain such executive officers by making the Company’s overall compensation program competitive with the compensation programs of similar companies. The Plan replaces the Company’s 2000 Annual Incentive Plan, and is effective as of April 1, 2005. Incentive awards made under the Plan are intended to constitute qualified “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, as amended (the “Code”), and Section 1.162-27 of the Treasury Regulations promulgated thereunder.
     The Compensation Committee of the Board of Directors is authorized to administer the Plan, provided that the Compensation Committee consists entirely of persons who meet the definition of “outside director” set forth in the regulations under Section 162(m) of the Code. The employees eligible to receive compensation under the Plan are the Executive Officers of the Company or affiliated corporations.
     The Plan provides that, within the first 90 days of a fiscal year, and while the outcome is substantially uncertain, the Committee will establish the performance goal(s) which, if attained, will result in awards to the participants under the Plan (including relative weighting in the event that more than one performance goal is established), and will designate which eligible employees are selected for participation in the Plan. The performance goals may be based on any of the following business criteria (applied to a participant, a business unit, or the Company and related entities as a whole): stock price, revenue, operating income, operating profit, market share, sales, profitability, earnings per share, return on equity, return on capital, return on invested capital, costs or other similar objective criteria. The actual level of achievement of the performance goals will serve as the basis for establishing the amount of the award payable to a participant for the fiscal year. If the threshold level of attainment is not achieved, no payment will be made under the Plan for the fiscal year. Awards will be paid under the Plan following certification of the attainment of the established performance goal(s) for the fiscal year, and only to participants who were employed by the Company on the last day of such fiscal year and who were not terminated for cause prior to payment.
     For the fiscal year ending March 31, 2006, the Compensation Committee has selected the following performance measures: revenue, operating profit percentage and return on investment capital.
     Notwithstanding any other provision, no payments will be made for a fiscal year in which any minimum level of performance established under the relevant performance goal(s) is not attained, and no award to any participant for a fiscal year may exceed $5,000,000
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Martin F. Ellis

Martin F. Ellis Executive Vice President, Treasurer and Chief Financial Officer
Date: August 3, 2005

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